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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" the Registration Statement (File No. 333-XXXXX) and the related Prospectus of Illinois Superconductor Corporation for the registration of 3,440,526 shares of its common stock and to the incorporation by reference therein of our report dated February 25, 2000, with respect to the financial statements and schedule of Illinois Superconductor Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission and our report, dated May 30, 2000, with respect to the financial statements of Spectral Solutions, Inc. as of December 31, 1999 and 1998, and for the year ended December 31, 1999 and the period from November 20, 1998 (date of inception) to December 31, 1998 and the cumulative period from November 20, 1998 (date of inception) to December 31, 1999 included in Illinois Superconductor Corporation's Supplement to its 1999 Proxy Statement filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Securities Exchange Act of 1934.




                                                           /s/ Ernst & Young LLP
                                                           ---------------------


Chicago, Illinois
September 6, 2000

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